July 30, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated July 30, 1998 of OneLine Communications, Inc. and are in agreement with the statements contained in paragraphs 2 and 3 of
Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            Very truly yours,


                                            /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP